STOCK UNIT AGREEMENT

STOCK UNIT AGREEMENT ("Agreement") effective as of December 19, 2003 ("Grant Date"), by and between AboveNet, Inc. (the "Company") and **Rajiv Datta,** (the "Participant").

WHEREAS, the Participant is a valued employee of the Company; and

WHEREAS, the Company considers it desirable and in its interest that the Participant be provided an additional incentive to advance the interest of the Company through the grant of stock units pursuant to the provisions of the AboveNet, Inc. Management Incentive Plan (the "Plan").

NOW, THEREFORE, the parties agree as follows:

1. Grant of Stock Units.

Pursuant to the Plan and subject to the terms and conditions set forth herein and therein, the Company hereby grants to the Participant **6,500** stock units (the "Stock Units"). Each Stock Unit constitutes a right to receive from the Company a share (each a "Unit Share" and collectively the "Unit Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock").

2. Vesting; Delivery of Unit Shares.

One-fifth of the Stock Units shall be vested (i.e., not subject to forfeiture) upon the Grant Date, and subject to the provisions of Paragraph 6(b) of this Agreement, the underlying Unit Shares with respect to such portion of the Stock Units shall be delivered to the Participant upon grant. Subject to the provisions of Paragraphs 5 and 6(b) of this Agreement, an additional one-fifth of the Stock Units shall vest; and the underlying Unit Shares with respect to such portion of the Stock Units shall be delivered to the Participant, on each of the first, second, third and fourth anniversaries of the Grant Date.

3. Adjustment Upon Changes in Capitalization.

(a) The aggregate number of Stock Units and Unit Shares shall be proportionately adjusted by the Board or the Compensation Committee of the Board (the "Committee") for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company, or other change in corporate or capital structure. The Board or the Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Company and the Participant in the event of any other

reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

(b) Any adjustment under this Paragraph 3 in the number of Stock Units and Unit Shares shall apply proportionately to only the undelivered portion of the Unit Shares and the related portion of the Stock Units. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

4. **Withholding.**

The Company's obligation to deliver Unit Shares under this Agreement shall be subject to the payment by the Participant of any applicable federal, state and local withholding tax. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes required to be withheld with respect to such delivery of the Unit Shares. Subject to the right of the Board or the Committee to disapprove any such election and require the withholding tax in cash, the Participant shall have the right to elect to pay the withholding tax with shares of Common Stock to be received under this Agreement (i.e., Unit Shares) or which are otherwise owned by the Participant. Any election to pay withholding taxes with stock shall be irrevocable once made.

5. **Termination of Employment.**

(a) In the event of the Participant's death prior to the end of the Term (as defined in the employment agreement between the Participant and the Company, effective as of the Grant Date, or in any successor agreement to such employment agreement (the "Employment Agreement")), 100% of the unvested portion of the Stock Units shall immediately vest and the underlying Unit Shares shall be immediately delivered to the Participant's beneficiary or beneficiaries (but in no event prior to the time permitted under Paragraph 6(b) of this Agreement).

(b) Upon the termination of Participant's employment with the Company prior to the end of the Term as a result of a Disability (as defined in the Employment Agreement), 75% of the unvested portion of the Stock Units shall immediately vest and the underlying Unit Shares shall be immediately delivered to the Participant (but in no event prior to the time permitted under Paragraph 6(b) of this Agreement). The remaining unvested portion of the Stock Units shall immediately be forfeited.

(c) In the event of the termination of the Participant's employment by the Company for "Cause" or by the Participant without "Good Reason" (as each such term is defined in the Employment Agreement) before the end of the Term, the Company shall deliver to the Participant any undelivered Unit Shares underlying the vested portion of the Stock Units (but in no event prior to the time permitted under Paragraph 6(b) of this Agreement). The remaining unvested portion of the Stock Units shall immediately be forfeited.

(d) Upon the termination of the Participant's employment by the Company without Cause or by the Participant for Good Reason, **75%** of the unvested portion of the Stock Units shall immediately vest; provided, however, if such termination of employment occurs upon or within one year after the Change of Control (as defined in the Plan), 100% of the unvested portion of the Stock Units shall immediately vest. The underlying Unit Shares of vested Stock Units shall immediately be delivered (but in no event prior to the time permitted under Paragraph 6(b) of this Agreement). The unvested portion, if any, of the Stock Units shall immediately be forfeited.

(e) In the event of the termination of Participant's employment for any reason after the end of the Term, the unvested portion of the Stock Units shall immediately be forfeited.

6. Transfer of Stock Units; Limitation on Delivery of Unit Shares.

(a) The Stock Units are not transferable otherwise than by will or the laws of descent and distribution. Any attempt to transfer the Stock Units in contravention of this subparagraph (a) is void ab initio. The Stock Units shall not be subject to execution, attachment or other process.

(b) Notwithstanding anything herein to the contrary, the Unit Shares shall not be delivered to the Participant (i) prior to the time such shares are registered on a Form S-8 or subject to an applicable registration exemption under the 1933 Act or (ii) at any time the Participant is in possession of, in the reasonable belief of the counsel to the Company, material non-public information. The Company shall use its commercially reasonable efforts to cause the Unit Shares scheduled to be delivered to the Participant upon vesting under this Agreement to be free from restrictions on transfer under the federal securities laws other than such restrictions that may be applicable to the holder solely by virtue of being an Affiliate (as defined in Rule 144 issued under the 1933 Act)) of the Company.

7. No Rights in Unit Shares.

The Participant shall have none of the rights of a shareholder with respect to the Unit Shares unless and until Unit Shares are issued and delivered to him under this Agreement.

8. No Right to Employment.

Nothing contained herein shall be deemed to confer upon the Participant any right to remain as an employee of the Company. The Company reserves the right to dismiss the Participant free from any liability, or any claim under the Plan, except as specifically provided in this Agreement.

9. **Governing Law/Jurisdiction.**

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.

10. **Miscellaneous.**

This Agreement cannot be changed or terminated orally. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof. The paragraph headings herein are intended for reference only and shall not affect the interpretation hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

____
Rajiv Datta
Participant

ABOVENET, INC.

By: ______________________
Name: Robert Sokota
Title: SVP + General Counsel

VP

AMENDMENT NO. 1 TO
STOCK UNIT AGREEMENT

AMENDMENT NO. 1 (this "Amendment"), effective as of December 30, 2005, by and between AboveNet, Inc., a Delaware corporation having its principal offices at 360 Hamilton Avenue, White Plains, New York 10601 (the "Company"), and Rajiv Datta residing at 37 Aspen Way, Upper Saddle River NJ 07458 (the "Participant").

WHEREAS, the Company and Participant entered into a Stock Unit Agreement, dated as of December 19, 2003 (the "Agreement"); and

WHEREAS, the Company and Participant desire to amend the Agreement as provided herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Notwithstanding anything to the contrary in the Agreement, the Unit Shares underlying Stock Units that have not vested as of December 31, 2004 (the "Subject Shares") shall be delivered to the Participant as follows: For any Stock Units that vest after December 31, 2004 and on or prior to April 15, 2007, the underlying Unit Shares shall be delivered to the Participant on April 15, 2007. The Unit Shares underlying the Stock Units vesting on or after April 16, 2007 and on or before December 19 2007 shall be delivered on December 19, 2007.

2. The foregoing modification shall not change the provisions of the Agreement governing the delivery date of any Unit Shares underlying Stock Units that vested on or prior to December 31, 2004, which shall remain in full force and effect as provided in the Agreement.

3. If on the date of the delivery of any Subject Shares (a) the resale of such Subject Shares is not covered by an appropriate registration statement which has been declared effective by the Securities and Exchange Commission on or prior to the date of such delivery or (b) the Company's Common Stock is not listed on the Nasdaq National Market, the New York Stock Exchange or a comparable exchange, then, at the option of the Participant, the Company shall be obligated to repurchase such number of Subject Shares at the Fair Market Value (as defined in the Plan) of the Subject Shares on the date of such repurchase as required to meet the Company's required minimum tax withholding with respect to the delivered shares (based on minimum statutory withholding rates for federal, state and local purposes, including payroll taxes). Notwithstanding the immediately preceding sentence, in the event the Internal Revenue Service determines that the fair market value of the Subject Shares is greater than the Fair Market Value as determined under the Plan and the Participant has incurred additional liability for income taxes, the Fair Market Value for purposes of this subparagraph shall be increased to the value determined by the Internal Revenue Service. The Participant must give his notice to the Company of his election to exercise the right to require the Company to repurchase Subject Shares within forty-five (45) days before or after the delivery date. In the event such Participant does not exercise such right, he shall be deemed to have elected to forego such right

4. Except as expressly set forth in this Amendment, the Agreement shall remain in full force and effect and together with this Amendment shall constitute the entire agreement between the Company and the Participant with respect to the subject matter set forth therein

and herein and supersede all prior agreements between such parties with respect to such subject matter. Capitalized terms used in this Amendment that are not otherwise defined shall have the meaning set forth in the Agreement. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

AboveNet, Inc.

By: ______________________
Name: Robert Sokota
Title: SVP

By: ______________________
Rajiv Datta

AMENDMENT NO. 2 TO
STOCK UNIT AGREEMENT

AMENDMENT NO. 2 (this "Amendment"), effective as of December 30, 2006, by and between AboveNet, Inc., a Delaware corporation having its principal offices at 360 Hamilton Avenue, White Plains, New York 10601 (the "Company"), and Rajiv Datta residing at 37 Aspen Way, Upper Saddle River, NJ 07458(the "Participant").

WHEREAS, the Company and Participant entered into a Stock Unit Agreement, dated as of December 19, 2003, as amended December 20, 2005 (the "Agreement"); and

WHEREAS, the Company and Participant desire to amend the Agreement as provided herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Notwithstanding anything to the contrary in the Agreement, for any Stock Units that vest on or prior to August 17, 2007, the underlying Unit Shares shall be delivered to Participant on August 17, 2007. The Units Shares underlying the Stock Units vesting on or after August 18, 2007 and on or before December 19, 2007 shall be delivered on December 19, 2007.

2. Except as expressly set forth in this Amendment, the Agreement shall remain in full force and effect and together with this Amendment shall constitute the entire agreement between the Company and the Participant with respect to the subject matter set forth therein and herein and supersede all prior agreements between such parties with respect to such subject matter. Capitalized terms used in this Amendment that are not otherwise defined shall have the meaning set forth in the Agreement. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

AboveNet, Inc.

By: William G LaPerch
Name: Robert Sokota
Title: SVP

By: Rajiv Datta
Rajiv Datta

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